
                             LIQUI-BOX CORPORATION
                STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                            Thirteen Weeks Ended      Twenty-six Weeks Ended
                                                            ---------------------     ----------------------
                                                            June 29,      July 1,     June 29,     July 1,
                                                             1996          1995         1996        1995
                                                            --------      -------     --------     -------
Primary:


Weighted average number of common
     shares outstanding ................................    5,957,278    6,252,006    6,036,572    6,259,405


Net effect of dilutive stock options--
     based on treasury stock method
     using average market price ........................      164,410      128,346      172,891      130,431
                                                           ----------   ----------   ----------   ----------


Weighted average common and
     common equivalent shares ..........................    6,121,688    6,380,352    6,209,463    6,389,836
                                                           ==========   ==========   ==========   ==========



Net Income .............................................   $4,529,000   $3,525,000   $7,670,000   $5,881,000


Earnings per common and
     common equivalent share ...........................   $     0.74   $     0.55   $     1.24   $     0.92
                                                           ==========   ==========   ==========   ==========


Fully Diluted:


Weighted average number of common
     shares outstanding ................................    5,957,278    6,252,006    6,036,572    6,259,405


Net effect of dilutive stock options-
  based on treasury stock method using
     the quarter-end market price if
     higher than average market price ...............         164,410      128,346      172,891      132,610
                                                           ----------   ----------   ----------   ----------


Fully Diluted Shares ...................................    6,121,688    6,380,352    6,209,463    6,392,015
                                                           ==========   ==========   ==========   ==========



Net Income .............................................   $4,529,000   $3,525,000   $7,670,000   $5,881,000


Earnings per share
     assuming full dilution ............................   $     0.74   $     0.55   $     1.24   $     0.92
                                                           ==========   ==========   ==========   ==========



                                     -11-